SENSATA TECHNOLOGIES REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS

Swindon, United Kingdom – April 28, 2026 - Sensata Technologies (NYSE: ST) today announced financial results for its first quarter ended March 31, 2026.

“Our first quarter results, which met or exceeded our expectations across all of our key metrics, provide more proof points for the momentum we are gaining," said Stephan von Schuckmann, Sensata's Chief Executive Officer.  "We have achieved organization-wide operational discipline, our productivity engine is delivering, our strategic initiatives are accelerating, and our growth opportunities are robust."

Operating Results - First Quarter
Operating results for the first quarter of 2026 compared to the first quarter of 2025 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
As previously disclosed, the Company reorganized into three operating segments effective in the fourth quarter of 2025. Prior period results have been recast to be comparative to the current period.
Revenue:
•Revenue was $934.8 million, an increase of $23.6 million, or 2.6%, compared to $911.3 million in the first quarter of 2025.
◦On an organic basis, revenue increased $38.0 million, or 4.2%, compared to the first quarter of 2025.
Operating income:
•Operating income was $141.6 million, or 15.2% of revenue compared to operating income of $122.2 million, or 13.4% of revenue, in the first quarter of 2025.
•Adjusted operating income was $174.0 million, or 18.6% of revenue, an increase of $7.5 million, or 4.5%, compared to adjusted operating income of $166.5 million, or 18.3% of revenue, in the first quarter of 2025.
◦Tariff pass-through revenue of $11.9 million was approximately 30 basis points dilutive to adjusted operating income margin in the first quarter of 2026.
Earnings per share:
•Earnings per share was $0.59, an increase of $0.12, or 25.5%, compared to earnings per share of $0.47 in the first quarter of 2025.

•Adjusted earnings per share was $0.86, an increase of $0.08, or 10.3%, compared to adjusted earnings per share of $0.78 in the first quarter of 2025.
Cash Flow and Shareholder Returns:
•Net cash provided by operating activities was $122.5 million in the first quarter of 2026, and cash on hand was $635.1 million at March 31, 2026.
•Free cash flow was $104.6 million in the first quarter of 2026, representing Free cash flow conversion of 83%.
•During the first quarter of 2026, Sensata returned approximately $42.6 million to shareholders, including $17.5 million through its quarterly dividend, and $25.1 million of repurchased shares.
Guidance
For the second quarter of 2026, Sensata expects revenue of $950 to $980 million, inclusive of recovery of tariff costs, and adjusted EPS of $0.89 to $0.95.

Q2-2026 Guidance
$ in millions, except EPS	Q2-26 Guidance	Q2-25	Y/Y Change
Revenue	$950 - $980	$943	1% - 4%
Adjusted Operating Income	$182 - $190	$179	2% - 6%
Adj. Operating Margin	19.2% - 19.4%	19.0%	20 bps - 40 bps
Adjusted Net Income	$131 - $139	$127	3% - 9%
Adjusted EPS	$0.89 - $0.95	$0.87	2% - 9%
•At the mid-point of our guide, Revenue includes approximately $8 million related to expected tariff recovery from customers.
•Adjusted Operating Income, Adjusted Net Income, and Adjusted EPS are not expected to be impacted by tariffs, as $8 million of expected tariff costs would be offset by $8 million in expected pass-through revenue.
•Tariff expectations included in guidance reflect trade policies in effect as of April 27, 2026.

Conference Call and Webcast
Sensata will conduct a conference call today at 5:00 p.m. Eastern Time to discuss its first quarter 2026 financial results and its outlook for the second quarter of 2026. The dial-in numbers for the call are 1-844-784-1726 or 1-412-380-7411. Callers should reference the "Sensata Technologies Q1 2026 Financial Results Conference Call." A live webcast of the conference call will also be available on the investor relations page of Sensata’s website at http://investors.sensata.com. Additionally, a replay of the call will be available until May 5, 2026. To access the replay, dial 1-855-669-9658 or 1-412-317-0088 and enter confirmation code: 8682138.

About Sensata Technologies

Sensata Technologies is a global industrial technology company striving to create a safer, cleaner, more efficient and electrified world. Through its broad portfolio of mission-critical sensors, electrical protection components and sensor-rich solutions, Sensata helps its customers address increasingly complex engineering and operating performance requirements. With more than 16,000 employees and global operations in 13 countries, Sensata serves customers in the automotive, heavy vehicle & off-road, industrial, and aerospace markets. Learn more at www.sensata.com and follow Sensata on LinkedIn, Facebook, X and Instagram.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, market outgrowth, adjusted corporate and other expenses, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), net debt, and gross and net leverage ratio. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods. Such changes are also considered non-GAAP measures.
Adjusted net income (or loss) is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income (or loss) by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income (or loss) is defined as operating income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income (or loss) by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software. Free cash flow conversion is defined as Free cash flow divided by Adjusted net income. We believe free cash flow is useful to management and investors as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to, among other things, fund acquisitions, repurchase ordinary shares, or accelerate the repayment of debt obligations.
Organic revenue growth (or decline) is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of material acquisitions, divestitures, and product life-cycle management actions for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted EBITDA is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, and provision for (or benefit from) income taxes, depreciation expense, amortization of intangible assets, and the following non-GAAP adjustments, if applicable: (1) restructuring related and other, (2) financing and other transaction costs, and (3) other, net. We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Gross leverage ratio is defined as gross debt (total debt and finance lease obligations less unamortized issue costs) divided by last twelve months ("LTM") adjusted EBITDA. We believe that gross leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
Net debt is defined as total debt, finance lease, and other financing obligations less cash and cash equivalents. We believe net debt is a useful measure to management and investors in understanding trends in our overall financial condition.
Net leverage ratio is defined as net debt divided by LTM adjusted EBITDA. We believe that the net leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
In discussing trends in our performance, we may refer to certain non-GAAP financial measures or the percentage change of certain non-GAAP financial measures in one period versus another, calculated on a constant currency basis. Constant currency is determined by stating revenues and expenses at prior period foreign currency exchange rates and excludes the impact of foreign currency exchange rates on all hedges and, as applicable, net monetary assets. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Safe Harbor Statement
This earnings release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expect," "anticipate," "believe," "estimate," "predict," "project," "forecast," "continue," "intend," "plan," "potential," "opportunity," "guidance," and similar terms or phrases. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, trends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and Sensata’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.
A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to instability and changes in the global markets, supplier interruption or non-performance, changes in trade-related tariffs and risks with uncertain trade environments, the acquisition or disposition of businesses, variability in metals pricing, cybersecurity, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, public health crisis, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs and changes in existing environmental or safety laws, regulations, and programs.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks, and potential events including, but not limited to, those described in Item 1A: Risk Factors in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A: Risk Factors in our Quarterly Reports on Form 10-Q or other subsequent filings with the United States Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	For the three months ended March 31,
	2026	2025
Net revenue	$934.8	$911.3
Operating costs and expenses:
Cost of revenue	648.5	638.7
Research and development	31.9	36.8
Selling, general and administrative	93.4	86.0
Amortization of intangible assets	15.7	20.6
Restructuring and other charges, net	3.7	7.0
Total operating costs and expenses	793.2	789.1
Operating income	141.6	122.2
Interest expense	(34.1)	(38.0)
Interest income	3.9	4.3
Other, net	4.1	2.1
Income before taxes	115.5	90.6
Provision for income taxes	28.4	20.7
Net income	$87.1	$69.9

Net income per share:
Basic	$0.60	$0.47
Diluted	$0.59	$0.47

Weighted-average ordinary shares outstanding:
Basic	145.6	148.5
Diluted	146.6	148.8

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$635.1	$573.0
Accounts receivable, net of allowances	693.2	657.4
Inventories	605.8	617.8
Prepaid expenses and other current assets	152.4	146.1
Total current assets	2,086.6	1,994.3
Property, plant and equipment, net	763.1	776.5
Goodwill	3,158.2	3,158.2
Other intangible assets, net	396.6	411.6
Deferred income tax assets	271.8	277.2
Other assets	138.6	133.9
Total assets	$6,815.0	$6,751.7

Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt and finance lease obligations	$2.4	$2.3
Accounts payable	446.4	413.0
Income taxes payable	16.3	16.8
Accrued expenses and other current liabilities	293.5	343.1
Total current liabilities	758.6	775.1
Deferred income tax liabilities	235.3	226.9
Pension and other post-retirement benefit obligations	39.5	39.1
Finance lease obligations, less current portion	18.5	18.9
Long-term debt, net	2,829.4	2,828.6
Other long-term liabilities	78.2	77.8
Total liabilities	3,959.5	3,966.3
Total shareholders' equity	2,855.5	2,785.4
Total liabilities and shareholders' equity	$6,815.0	$6,751.7

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	For the three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$87.1	$69.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	34.0	41.0
Amortization of debt issuance costs	1.1	1.2
Loss on sale of business	—	3.9
Share-based compensation	6.8	6.9
Amortization of intangible assets	15.7	20.6
Deferred income taxes	10.0	(6.6)
Loss on equity investments, net	0.1	—
Other non-cash loss, net	1.8	5.2
Changes in operating assets and liabilities, net of effects of divestitures	(34.1)	(22.7)
Net cash provided by operating activities	122.5	119.2
Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(17.9)	(32.6)
Proceeds from the sale of business, net of cash sold	—	25.6
Other	1.4	0.1
Net cash used in investing activities	(16.5)	(6.9)
Cash flows from financing activities:
Payment of employee restricted stock tax withholdings	(1.6)	(0.1)
Payments on debt	(0.4)	(0.7)
Dividends paid	(17.5)	(17.9)
Payments to repurchase ordinary shares	(25.1)	(100.5)
Payments of debt financing costs	(0.1)	—
Net cash used in financing activities	(44.7)	(119.1)
Effect of exchange rate changes on cash and cash equivalents	0.8	1.3
Net change in cash and cash equivalents	62.1	(5.5)
Cash and cash equivalents, beginning of year	573.0	593.7
Cash and cash equivalents, end of period	$635.1	$588.1

Segment Performance (Unaudited)

	For the three months ended March 31,
$ in millions	2026	2025
Automotive
Revenue	$524.8	$528.9
Operating income	$123.2	$120.3
% of segment revenue	23.5%	22.8%

Industrials
Revenue	$184.2	$185.7
Operating income	$50.0	$48.5
% of segment revenue	27.1%	26.1%

Aerospace, Defense, and Commercial Equipment
Revenue	$225.8	$196.7
Operating income	$63.5	$50.1
% of segment revenue	28.1%	25.5%
Revenue by Business and Geography (Unaudited)

(percent of total revenue)	For the three months ended March 31,
	2026	2025
Automotive	56.1%	58.0%
Industrials	19.7%	20.4%
Aerospace, Defense, and Commercial Equipment	24.2%	21.6%
Total	100.0%	100.0%

(percent of total revenue)	For the three months ended March 31,
	2026	2025
Americas	40.2%	40.9%
Europe	28.7%	27.7%
Asia/Rest of World	31.1%	31.4%
Total	100.0%	100.0%

GAAP to Non-GAAP Reconciliations
The following unaudited tables provide a reconciliation of the difference between each of the non-GAAP financial measures referenced herein and the most directly comparable U.S. GAAP financial measure. Amounts presented in these tables may not appear to recalculate due to the effect of rounding.
Operating income and margin, income tax, net income, and earnings per share

($ in millions, except per share amounts)	For the three months ended March 31, 2026
	Operating Income	Operating Margin	Income Taxes	Net Income	EPS
Reported (GAAP)	$141.6	15.2%	$28.4	$87.1	$0.59
Non-GAAP adjustments:
Restructuring related and other	16.6	1.8%	(1.7)	14.9	0.10
Financing and other transaction costs	0.1	—%	—	0.1	—
Amortization of intangible assets	15.7	1.7%	—	15.7	0.11
Amortization of debt issuance costs	—	—%	—	1.1	0.01
Other, net	—	—%	0.8	(3.3)	(0.02)
Deferred taxes and other tax related	—	—%	9.9	9.9	0.07
Total adjustments	32.4	3.5%	9.0	38.4	0.26
Adjusted (non-GAAP)	$174.0	18.6%	$19.4	$125.5	$0.86

($ in millions, except per share amounts)	For the three months ended March 31, 2025
	Operating Income	Operating Margin	Income Tax	Net Income	EPS
Reported (GAAP)	$122.2	13.4%	$20.7	$69.9	$0.47
Non-GAAP adjustments:
Restructuring related and other	18.3	2.0%	1.6	19.9	0.13
Financing and other transaction costs	5.4	0.6%	—	5.4	0.04
Amortization of intangible assets	20.6	2.3%	—	20.6	0.14
Amortization of debt issuance costs	—	—%	—	1.2	0.01
Other, net	—	—%	(0.5)	(2.6)	(0.02)
Deferred taxes and other tax related	—	—%	2.2	2.2	0.02
Total adjustments	44.3	4.9%	3.3	46.7	0.31
Adjusted (non-GAAP)	$166.5	18.3%	$17.4	$116.6	$0.78

Non-GAAP adjustments by location in statements of operations

(in millions)	For the three months ended March 31,
	2026	2025
Cost of revenue	$6.5	$5.6
Selling, general and administrative	6.5	11.2
Amortization of intangible assets	15.7	20.6
Restructuring and other charges, net	3.7	7.0
Operating income adjustments	32.4	44.3
Interest expense	1.1	1.2
Other, net	(4.1)	(2.1)
Provision for income taxes	9.0	3.3
Net income adjustments	$38.4	$46.7

Free cash flow

	For the three months ended March 31,
($ in millions)	2026	2025	% △
Net cash provided by operating activities	$122.5	$119.2	2.8%
Additions to property, plant and equipment and capitalized software	(17.9)	(32.6)	45.0%
Free cash flow	$104.6	$86.6	20.7%
Adjusted corporate and other expenses

	For the three months ended March 31,
(in millions)	2026	2025
Corporate and other expenses (GAAP)	$(75.7)	$(69.2)
Restructuring related and other	12.9	15.8
Financing and other transaction costs	0.1	1.0
Total adjustments	13.0	16.8
Adjusted corporate and other expenses (non-GAAP)	$(62.7)	$(52.4)

Adjusted EBITDA

		For the three months ended March 31,
(in millions)	LTM	2026	2025
Net income	$48.5	$87.1	$69.9
Interest expense, net	126.5	30.2	33.7
Provision for income taxes	99.7	28.4	20.7
Depreciation expense	169.3	34.0	41.0
Amortization of intangible assets	75.4	15.7	20.6
EBITDA	519.4	195.5	185.9
Non-GAAP Adjustments
Restructuring related and other	311.0	15.0	11.0
Financing and other transaction costs	29.6	0.1	5.4
Other, net	(17.8)	(4.1)	(2.1)
Adjusted EBITDA	$842.2	$206.5	$200.2
Gross and net debt and leverage

	As of
($ in millions)	March 31, 2026	December 31, 2025
Current portion of long-term debt and finance lease obligations	$2.4	$2.3
Finance lease obligations, less current portion	18.5	18.9
Long-term debt, net	2,829.4	2,828.6
Total debt and finance lease obligations	2,850.2	2,849.7
Less: debt premium, net	0.4	0.5
Less: deferred financing costs	(17.1)	(17.9)
Total gross debt	2,866.9	2,867.2

Adjusted EBITDA (LTM)	$842.2	$835.9
Gross leverage ratio	3.4	3.4

Total gross debt	2,866.9	2,867.2
Less: cash and cash equivalents	635.1	573.0
Net debt	$2,231.8	$2,294.2

Adjusted EBITDA (LTM)	$842.2	$835.9
Net leverage ratio	2.6	2.7

Guidance

	For the three months ending June 30, 2026
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$157.5	$164.0	$96.0	$101.8	$0.65	$0.69
Restructuring related and other	9.0	10.0	8.0	9.0	0.05	0.06
Financing and other transaction costs	—	—	—	—	—	—
Amortization of intangible assets	15.5	16.0	15.5	16.0	0.11	0.11
Amortization of debt issuance costs	—	—	1.0	1.2	0.01	0.01
Other, net	—	—	—	—	—	—
Deferred taxes and other tax related	—	—	10.5	11.0	0.07	0.08
Non-GAAP	$182.0	$190.0	$131.0	$139.0	$0.89	$0.95
Weighted-average diluted shares outstanding (in millions)					146.6	146.6

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Media & Investors:
James Entwistle
+1(508) 954-1561
jentwistle@sensata.com
investors@sensata.com